Exhibit 99.1

Press Release

ZHONE TECHNOLOGIES TO ACQUIRE PARADYNE NETWORKS

COMBINATION PROVIDES SCALE AND SOLUTIONS TO ADDRESS U.S. AND GLOBAL NETWORK OPERATORS

Largo, Fla. — July 8, 2005 — Zhone Technologies, Inc. (Nasdaq: ZHNE), the first company dedicated solely to delivering the full spectrum of next-generation access infrastructure equipment, today announced that it will acquire Paradyne Networks, Inc. (Nasdaq: PDYN), a leading provider of triple play broadband loop carriers (BLCs) and Ethernet access equipment.

Under the terms of the agreement, Zhone will issue 1.0972 shares of Zhone common stock for each outstanding share of Paradyne common stock, and each option, warrant and other security exercisable or convertible into Paradyne common stock will be assumed by Zhone and become exercisable or convertible into Zhone common stock, with appropriate adjustments based on the merger exchange ratio. Based on Zhone’s closing price yesterday, the transaction is valued at $3.917 per Paradyne common share. On a fully-diluted basis, the current stockholders of Paradyne will own approximately 36.8% of the combined company and the current stockholders of Zhone will own approximately 63.2% of the combined company. The proposed stock-for-stock transaction is intended to qualify as tax-free to the stockholders of Paradyne.

The acquisition of Paradyne by Zhone is expected to have the following results:

•	Provide scale to allow for further growth and more comprehensive sales, service and support.

•	Bolster Zhone’s position as a leading provider of next generation Broadband Loop Carrier access network solutions.

•	Provide service providers with more comprehensive solutions for delivering packet based voice, data and video services as these technologies converge.

•	Provide for substantial cost savings from the reduction of operating expenses and is immediately accretive excluding any acquisition related charges.

•	Strengthen Zhone’s balance sheet with a larger net cash balance.

The transaction is also expected to expand the customer base of the combined company to include twelve of the top twenty-five U.S. Independent Telephone companies, including five of the top ten as well as two of the top three U.S. cable operators and leading U.S. competitive carriers. Also of significance, the transaction will scale operations in every operating region with complementary key accounts in EMEA, APAC, Japan and CALA. The combined company will have employees operating in 21 countries around the globe.

“Together, Zhone and Paradyne will deliver a broad array of products that allow carriers to extend their current access networks,” said Mory Ejabat, chairman and chief executive officer of Zhone. “The combined product portfolios will provide customers with unparalleled ability to maintain legacy services while simultaneously migrating their operations to pure packet for delivery of new VoIP, data and IP video services over both copper and fiber.”

“We believe this transaction is beneficial to Zhone stockholders, Paradyne stockholders and to the respective customers of both companies,” said Sean Belanger, chairman and chief executive officer of Paradyne. “The combined company will have the scale to accelerate Paradyne’s position as a leader in the telecommunications industry. Zhone’s and Paradyne’s solid product portfolios, broad customer bases and strong financial performances are ingredients for continued success.”

Both Sean Belanger and Pat Murphy, chief financial officer of Paradyne, have agreed to remain with Zhone as consultants for up to two years to assist in the transition.

The transaction is subject to the approval of each company’s stockholders, regulatory review as well as other customary closing conditions. The transaction is currently expected to close in the fall of 2005. The time, location and other details regarding each company’s stockholders meeting will be communicated to stockholders at a later date.

Paradyne retained Raymond James as its financial advisor and Alston & Bird as its legal advisor. Zhone enlisted the assistance of Needham & Company to facilitate the transaction. Latham & Watkins served as Zhone’s legal advisor in the transaction.

Zhone also announced today that revenues for its second quarter are expected to be slightly higher than the guidance previously provided of between $29 million and $30 million. Other than these slightly higher revenues, Zhone expects its results to be in line with previously provided guidance.

Paradyne also announced today that revenues for its second quarter are expected to be slightly higher than guidance and that EPS and gross margin percentage will also slightly exceed guidance.

Zhone and Paradyne will hold a joint conference call today, July 8, 2005, at approximately 9:00 a.m. Eastern Time to review this announcement. The call is open to the public by dialing 800.901.5231 for U.S. callers and 617.786.2961 for international callers and entering the passcode 33604131. A replay of the conference call will be available for approximately one week after the original call by dialing 888-286-8010 for U.S. callers and 617-801-6888 for international callers and entering the passcode 68560491. An audio webcast replay will also be available online at www.zhone.com/about/investors/ for approximately one week following the original call. Additional investor information can be accessed at www.zhone.com or by calling Zhone’s Investor Relations Department at 510-777-7013.

Please also refer to the Press Release “ZHONE TECHNOLOGIES, INC. TO REPORT SECOND QUARTER 2005 FINANCIAL RESULTS” issued on July 1, 2005 for details about Zhone’s upcoming call regarding second quarter financial results scheduled for July 20, 2005.

About Paradyne Networks, Inc.

Paradyne provides a broad family of IP-based broadband access solutions, including BLCs, DSLAMs, Ethernet in the First Mile bonded solutions, IADs, and CPE. Paradyne’s products support both residential triple play solutions and business class bonded SHDSL, ADSL2+, T1/E1, and DS3 bonded solutions for LAN extension and cell site data backhaul applications. Paradyne’s solutions are designed to enhance carrier revenue streams with full support for Multimedia Traffic Management (MTM) and to lower carrier operational expenses through Operational Intelligence (OpIQ). More information may be obtained by visiting www.paradyne.com.

About Zhone Technologies, Inc.

Zhone designs and manufactures network equipment for network operators worldwide. Zhone’s products allow network operators to deliver a rich array of voice, data, video, and entertainment services over their existing networks while simultaneously retooling for converged packet based voice (VoIP) and video (IPTV) over copper or fiber access lines. Zhone’s advanced networking solutions include the Single Line Multi-Service architecture (SLMS(TM)), Multi-Access Line Concentrator (MALC(TM)), Raptor(TM) ATM/IP DSLAMs, Zhone Residential Gateways (ZRG(TM)), GigaMux(TM) Optical Transport Systems and Zhone Management System (ZMS(TM)). With deployments at over 300 carriers including among some of the world’s largest networks, Zhone has enabled network operators to reinvent their businesses. For more information, please visit www.zhone.com.

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Additional Information Regarding the Proposed Acquisition

Zhone and Paradyne plan to file a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (SEC) in connection with the proposed acquisition. In addition, Zhone and Paradyne will file other information and documents concerning the proposed acquisition and their respective businesses with the SEC. WE URGE INVESTORS TO REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. These documents will be available without charge on the SEC’s web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Zhone and Paradyne through their Investor Relations contacts provided below. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The officers and directors of Zhone and Paradyne may have interests in the proposed acquisition, some of which may differ from, or may be in addition to, those of the stockholders of Zhone and Paradyne generally. A description of the interests that the officers and directors of the companies have in the proposed acquisition will be available in the Joint Proxy Statement/Prospectus.

In addition, Zhone and Paradyne, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Zhone and Paradyne, respectively, in favor of the acquisition. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the proxy statement for Zhone’s 2005 Annual Meeting of Stockholders filed with the SEC on April 1, 2005. Information about the officers and directors of Paradyne and their ownership of Paradyne securities is set forth in the proxy statement for Paradyne’s 2005 Annual Meeting of Stockholders filed with the SEC on April 11, 2005. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements regarding the amount and timing of synergies that may be achieved in connection with the acquisition, the strength of the combined company’s balance sheet and financial results following the acquisition, the degree to which the combined company will alter the competitive landscape in its industry, prevailing market conditions and the combined company’s ability to successfully fulfill its customers’ needs. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the acquisition may not close on the terms described in this release, or at all, the possibility that the intended benefits of the acquisition may not be fully realized, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of Zhone and Paradyne, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry, the combined company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, and higher than anticipated expenses the combined company may incur in future quarters. In addition, please refer to the risk factors contained in Zhone’s SEC filings, including, without limitation, its Annual Report on Form 10-K filed with the SEC on March 16, 2005, and in Paradyne’s SEC filings, including, without limitation, its Annual Report on Form 10-K filed with the SEC on March 16, 2005. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The companies undertake no obligation to update publicly or revise any forward-looking statements.

For more information, please visit www.paradyne.com or www.zhone.com or contact:

Paradyne Networks, Inc.

Wendy Mozingo

(727) 530-2272

wmozingo@paradyne.com

Zhone Technologies, Inc.

Investors

Tel: +1 510-777-7013

Fax: +1 510-777-7001

Email: investor-relations@zhone.com

Media

Jessica Mullens

Tel : +1 510-777-7020

Fax : +1 510-777-7001

Email: jmullens@zhone.com

Paradyne is a trademark of Paradyne Networks, Inc. Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Copyright 2005 Zhone Technologies, Inc. and Paradyne Networks, Inc. All rights reserved.

Contact:

Copyright © 2005 Paradyne

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